                                                                    EXHIBIT 10.1



                      AGREEMENT AND PLAN OF REORGANIZATION



         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made and entered into as of August 5, 1999, is by and among Bargain Brokers, Inc., a Nevada corporation (hereinafter referred to as the "Company"), Global Network, Inc., a New York corporation (hereinafter referred to as "Global"), and each of the holders of shares of Common Stock of Global listed on Exhibit A attached hereto (hereinafter collectively referred to as the "Global Stockholders").

                                    RECITALS

        WHEREAS, the Global Stockholders own a total of two hundred (200) shares of Global Common Stock (the "Global Shares") which constitutes all of the issued and outstanding shares of Common Stock of Global;

         WHEREAS, the Company desires to acquire all of the Global Shares and the Global Stockholders desire to exchange all of the Global Shares for shares of Common Stock of the Company in a transaction intended to qualify under
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:

         1. EXCHANGE OF THE SHARES AND CONSIDERATION

            1.1 Shares Being Exchanged. Subject to the terms and conditions of this Agreement, at the closing provided for in Section 2 hereof (the "Closing"), each of the Global Stockholders shall assign, transfer and deliver to the Company the number of Global Shares set forth opposite each such Global Stockholder's name on Exhibit A attached hereto, which constitutes all of the Global Shares which each of them respectively own.

            1.2 Consideration. Subject to the terms and conditions of this Agreement and in consideration of the exchange, assignment, transfer and delivery of the Global Shares to the Company, at the Closing, the Company shall issue and deliver a total of twenty-seven million seven hundred thirty-two thousand nine hundred thirty-four (27,732,934) shares of Common Stock of the Company, of which six million (6,000,000) shares shall be designated as the Company Shares and twenty-one million seven hundred thirty-two thousand nine hundred thirty-four (21,732,934) shares shall be designated as the Escrowed Shares. The Company Shares shall be delivered to the Global Stockholders at the Closing and the Escrowed Shares shall be delivered to the Escrow Agent (as defined in Section 1.3 below) at the Closing. Each Global Stockholder shall receive, subject to the provisions of Section 1.3 below in connection with the Escrowed Shares, in consideration for the Global Shares exchanged with the Company, a pro rata portion of the Company Shares and the Escrowed Shares based on the number of Global Shares held by each Global Stockholder.

            1.3 Escrowed Shares. The Company shall deliver the Escrowed Shares to the escrow agent (the "Escrow Agent") named in the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement") to be held in escrow on behalf of the Global Stockholders until they are released and delivered to the Global Stockholders or surrendered to the Company for cancellation in accordance with the provisions of the Escrow Agreement. Twelve million (12,000,000) of the Escrowed Shares are referred to as "Earnout Shares" and nine million seven hundred thirty-two thousand nine hundred thirty-four (9,732,934) of the Escrowed Shares are referred to as "Penalty Shares" in the Escrow Agreement. Each Global Stockholder shall be entitled to receive a pro rata portion of any Earnout Shares or Penalty Shares released from the escrow and delivered to the Global Stockholders in accordance with the provisions of the Escrow Agreement based on the number of Global Shares held by each Global Stockholder immediately prior to the Closing.



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

         2. THE CLOSING

            2.1 Time and Place. The closing of the transactions contemplated by this Agreement shall be held not more than two (2) business days following the later of (a) the date of receipt by the Company of Two Hundred Thousand Dollars ($200,000) U.S. cash from the sale of the Company's Common Stock pursuant to the private offering described in Section 8.2 below, and (b) satisfaction of all other conditions precedent to the obligations of the parties specified in this Agreement, unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before August 10, 1999, this Agreement may be terminated as provided in Section 10.1 below, or on such other date as the parties may agree upon in writing. The date on which the Closing is to be held is referred to herein as the "Closing Date". The Closing shall be held at the offices of Day & Campbell, LLP, 3070 Bristol Street, Suite 450, Costa Mesa, CA 92626 at 10:00 a.m. on the Closing Date, or at such other time and place as the parties may agree upon in writing.

            2.2 Deliveries by the Global Stockholders. At the Closing, each Global Stockholder shall deliver to the Company the following: (a) stock certificates representing the number of Global Shares set forth opposite the name of such Global Stockholder on Exhibit A hereto, duly endorsed or accompanied by stock powers duly executed in blank and otherwise in form acceptable for transfer on the books of Global, and (b) an investment letter in the form attached hereto as Exhibit C executed by such Global Stockholder.

            2.3 Deliveries by Global. At the Closing, Global shall deliver to the Company the documents referred to in Section 7.2 hereof.

            2.4 Deliveries by the Company. At the Closing, in addition to the documents referred to in Section 7.3 hereof, the Company shall deliver to the Global Stockholders the following: (a) a stock certificate issued in the name of each Global Stockholder representing the number of Company Shares set forth opposite the name of such Global Stockholder on Exhibit A attached hereto, and
(b) the Company's minute books, corporate seal and copies of all corporate and financial books and records. In addition, the Company shall deliver stock certificates representing the Escrowed Shares to the Escrow Agent in accordance with the provisions of the Escrow Agreement.

         3. INDIVIDUAL REPRESENTATIONS AND WARRANTIES BY THE GLOBAL STOCKHOLDERS

            Each of the Global Stockholders, severally but not jointly, represents and warrants to the Company as follows:

            3.1 Title. Such Global Stockholder owns the number of Global Shares set forth opposite such Global Stockholder's name on Exhibit A hereto, and shall transfer to the Company at the Closing good and valid title to said number of Global Shares, free and clear of all liens, claims, options, charges, pledges, security interests, and encumbrances of every kind, character or description.

            3.2 Valid and Binding Agreement. Such Global Stockholder has full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby, and this Agreement is binding on him and enforceable in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby do not violate or conflict with or constitute a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Global Stockholder is a party or by which such Global Stockholder or such Global Stockholder's property is bound, or to the knowledge of such Global Stockholder any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over such Global Stockholder or any of such Global Stockholder's property. Such Global Stockholder is not and will not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.



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            3.3 Investment Representations. Such Global Stockholder intends to hold the Company Shares and any Escrowed Shares delivered pursuant to the Escrow Agreement for investment and not with a view to the public distribution or resale thereof, and such Global Stockholder shall confirm such intention to the Company by delivering to the Company at the Closing an investment letter in the form attached as Exhibit C hereto executed by such Global Stockholder. Such Global Stockholder agrees that the Company may endorse on any stock certificate for the Company Shares and the Escrowed Shares to be delivered pursuant to this Agreement or the Escrow Agreement an appropriate legend referring to the provisions of the investment letter attached as Exhibit C hereto, and that the Company may instruct its transfer agent not to transfer any Company Shares or Escrowed Shares unless advised by the Company that such provisions have been complied with.

         4. REPRESENTATIONS AND WARRANTIES OF GLOBAL AND THE GLOBAL STOCKHOLDERS

            Global and Global Stockholders, jointly and severally, represent and warrant to the Company as follows:

            4.1 Authority. Global has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of Global. This Agreement has been duly executed and delivered by Global and constitutes the valid and binding obligation of Global, enforceable in accordance with its terms.

            4.2 Organization.

                (a) Global is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Global has the corporate power and authority to carry on its business as presently conducted and to own or lease its properties and assets, possesses all licenses, franchises, rights and privileges material to the conduct of its business, and is qualified to conduct business as a foreign corporation and is in good standing under the laws of every jurisdiction where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification, except where the failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the properties, results of operations, financial condition or prospects of Global and/or its business.

                (b) The copies of the Articles of Incorporation of Global and all amendments thereto, as certified by the Secretary of State of New York, and the Bylaws of Global and all amendments thereto, as certified by the Secretary of Global, which have heretofore been delivered to the Company, are complete and correct copies of the Articles of Incorporation and Bylaws of Global as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of Global are contained in the minute book of Global heretofore delivered to the Company for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to the Company that have not also been delivered to the Company.

            4.3 Capitalization.

                (a) The authorized capital stock of Global consists of 200 shares of common stock, no par value, of which 200 shares are issued and outstanding. All of the issued and outstanding shares of common stock of Global were offered and sold in compliance with applicable state and federal securities laws, are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights created by statute, Global's Articles of Incorporation or Bylaws or any agreement to which Global is a party or by which it is bound.

                (b) There are no options, warrants, calls, rights, commitments or agreements of any character to which Global is a party or by which it is bound obligating Global to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Global or obligating Global to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.



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

            4.4 Equity Investments. Global does not own any equity interest, directly or indirectly, in any corporation, partnership or other form of business entity.

            4.5 Financial Statements. Since its incorporation in May, 1999, Global has not conducted any business operations or engaged in any activities other than those relating to organizational matters and the preparation of its Business Plan.

            4.6 Absence of Liabilities. As of the date hereof and as of the Closing Date, Global had and will have no debts, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such liability or obligation) that are not set forth on Schedule 4.6 attached hereto, and no facts or circumstances exist which, with notice or the passage of time or both, could reasonably be expected to result in any material claims against or obligations or liabilities of Global.

            4.7 Property and Assets. Global has good title to all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described in the Balance Sheet.

            4.8 Taxes. Within the times and in the manner prescribed by law, Global has filed all federal, state, and local tax returns and reports required by law and has paid in full all taxes, including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as "Taxes") due to, or claimed to be due by, any governmental authority. The Balance Sheet fully accrues all current and deferred Taxes.

            4.9 Litigation. There is no action, suit, proceeding or investigation pending, or, to the knowledge of Global, threatened by or against Global, which questions the validity of this Agreement or the right of Global to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of Global, nor is there any litigation pending, or, to the knowledge of Global, any basis therefor or threat thereof, against Global by reason of the past employment relationships of any of Global's employees or their use, in connection with the business of Global, of any information or techniques which might be alleged to be proprietary to their former employers. Neither Global nor any of Global's assets is subject to any order, writ, judgment, award, injunction or decree of any court, arbitrator, federal, state or local government agency, regulatory body, or other governmental authority (each a "Governmental Entity," and collectively "Governmental Entities"). As used in this Agreement, "to the knowledge of Global" shall mean the individual or collective knowledge of each of the Global Stockholders. "Knowledge" when used in this context shall mean, as to the facts or circumstances represented, actual knowledge, without any duty of inquiry, of any one of the Global Stockholders.

            4.10 Compliance. Global has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all permits and licenses required thereby. There is no term or provision of any agreement or instrument to which Global is a party or by which it is bound, or, to the knowledge of Global, any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon Global, which materially adversely affects or, so far as Global may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of Global or any of its properties or assets. To the best of the knowledge of Global, no employee of Global is in violation of any term of any employment contract, proprietary information disclosure agreement or any other contract or agreement relating to the employment of such employee by Global.

            4.11 Contracts. Schedule 4.11 lists all contracts, agreements, instruments, licenses, commitments and other arrangements to which Global is a party or otherwise relating to or affecting any of its assets, properties or operations (the "Contracts"). Each Contract is valid, binding and enforceable against the parties



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thereto in accordance with its terms and is in full force and effect on the date hereto. Global has performed all material obligations required to be performed by it under, and is not in material default or breach of, any Contract, and, to the knowledge of Global, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach.

            4.12 Proprietary Rights. Schedule 4.12 attached hereto is a list of all Proprietary Rights (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or otherwise used by Global that are material to the business of Global. For purposes of this Agreement, "Proprietary Rights" means all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, Internet Web sites, domain names and registrations or applications for registration thereof. Global owns or possesses all of the Proprietary Rights and licenses or rights to the foregoing necessary for the conduct of Global's business as conducted and as proposed to be conducted. To Global's knowledge, the business as conducted and as proposed to be conducted by Global will not cause Global to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets, domain names or other proprietary rights of any other person or entity. To Global's knowledge, no employee of Global is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgement, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Global or would conflict with Global's business as conducted and as proposed to be conducted.

            4.13 Insurance. Schedule 4.13 contains a complete list of all policies of insurance to which Global is a party or is a beneficiary or named insured. Global has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of Global are insured in amounts and coverages and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses.

            4.14 Employee Plans. Global is not a party to nor participates in any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement.

            4.15 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of Global, as amended, (ii) any agreement, contract, lease, license or instrument to which Global is a party or by which Global or any of its properties or assets are bound, or (iii) any judgment, decree, order, or writ by which Global is bound or to which it or any of its properties or assets are subject.

            4.16 Consent. To Global's knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to Global in connection with the execution and delivery of this Agreement or the consummation by Global of the transactions contemplated herein. No consent, waiver or approval of third parties material to the business or operations of Global is required to be obtained by Global in connection with the execution and delivery of this Agreement and the performance of Global's obligations hereunder.

            4.17 Brokers or Finders. Global has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Global has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated herein.

            4.18 Intercompany and Affiliate Transactions. There are no material transactions, agreements or arrangements of any kind, direct or indirect, between Global and any director, officer, employee, stockholder, relative or affiliate of Global or the Global Stockholders.



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            4.19 Indebtedness. Schedule 4.19 lists each person or entity that owns any direct or indirect debt interest (other than accounts payable incurred in the ordinary course of Global's business) in Global (including, without limitation, any indebtedness for borrowed money, whether or not evidenced by a note or other written instrument) and a description of each such debt interest.

            4.20 Minutes Books and Stock Records. The minute books of Global contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of Global is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of Global.

            4.21 Accuracy of Information. None of the representations or warranties or information provided and to be provided by Global or any Global Stockholder to the Company pursuant to this Agreement (including without limitation all information and financial data contained in the Global Business Plan attached hereto as Schedule 4.21), or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. To Global's knowledge, there is no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of Global which has not been disclosed to the Company.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Global and the Global Stockholders as follows:

            5.1 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and the issuance of the Company Shares and the Escrowed Shares in accordance with the terms hereof, have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company.

            5.2 Organization.

                (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business or financial condition.

                (b) The copies of the Articles of Incorporation of the Company, and all amendments thereto, as certified by the Secretary of State of Nevada, and the Bylaws of the Company and all amendments thereto, as certified by the Secretary of the Company, which have heretofore been delivered to Global and made available to the Global Stockholders for examination, are complete and correct copies of the Articles of Incorporation and Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and stockholders of the Company are contained in the minute book of the Company heretofore delivered to Global and made available to the Global Stockholders for examination, and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to Global that have not also been delivered to Global.

            5.3 Capitalization.

                (a) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, $.001 par value, of which 4,000,000 shares are issued and outstanding on the date hereof and 5,000,000 shares of Preferred Stock, $.001 par value, none of which are outstanding. The aforesaid number of shares of Common Stock issued and outstanding on the date hereof does not include the 100,000 additional shares to be issued by the Company on or prior to the Closing pursuant to Section 6.2(a) below. All of the issued and



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outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and non-assessable and, are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound. To the Company's knowledge, all of the issued and outstanding shares of common stock of the Company were offered and sold in compliance with applicable state and federal securities laws, are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound.

                (b) Except as contemplated, permitted or required by this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

            5.4 Equity Investments. Company does not own any equity interest in any corporation, partnership, or other form of business entity.

            5.5 Financial Statements. Company has delivered to Global and made available to the Global Stockholders for examination copies of its audited balance sheet as of December 31, 1998 and the related statements of income and cash flows for the period then ended (the "Company Financial Statements") a copy of which is attached hereto as Schedule 5.5. The Company Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied, and present fairly the financial condition of the Company and the results of operations as of the dates and for the periods indicated therein.

            5.6 Absence of Undisclosed Liabilities. As of the date of this Agreement and as of the Closing Date, the Company had and will have no debts, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due (including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect to any such debt, liability or obligation), that are not reflected or reserved against in the balance sheet included in the Company Financial Statements or set forth on Schedule 5.6 attached hereto, and no facts or circumstances exist which, with notice or the passage of time or both, could reasonably be expected to result in any material claims against or liabilities of the Company.

            5.7 Absence of Assets. The Company does not have and immediately prior to the Closing will not have any material assets.

            5.8 Taxes. Within the times and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law and has paid all taxes including, without limitation, all net income, gross receipts, sales, use, withholding, payroll, employment, social security, unemployment, excise and property taxes, plus applicable penalties and interest thereon (all such items are collectively referred to as "Taxes") due to, or claimed to be due by, any governmental authority, except as set forth on
Schedule 5.8. The balance sheet of the Company included in the Company Financial Statements fully accrues all current and deferred Taxes. The Company is not a party to any pending action or proceeding, nor, to the actual knowledge of the Company, is any such action or proceeding threatened by any governmental authority for the assessment or collection of Taxes. There are no liens for Taxes except for liens for property taxes not yet delinquent.

            5.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened by or against the Company, involving, affecting or relating to the business, assets, properties or operations of the Company or the transactions contemplated by this Agreement, and the Company does not know or have reason to be aware of any basis for the same. Neither the Company nor any of the Company's assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Entity.

            5.10 Compliance With Applicable Law. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its business and has all permits and licenses required thereby. There is no term or provision of any agreement or instrument to which the Company is a party or by which it is



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bound, or, to the knowledge of the Company, any provision of any state or
Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, prospects, condition, affairs or operations of the Company or any of its properties or assets. To the best of the knowledge of the Company, no employee of the Company is in violation of any term of any employment contract, proprietary information disclosure agreement or any other contract or agreement relating to the employment of such employee by the Company.

            5.11 Contracts. The Company is not a party to or bound by any material contract, agreement, instrument, license, lease, commitment or undertaking, except as set forth on Schedule 5.11 attached hereto.

            5.12 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or result in a violation of (i) the Articles of Incorporation or Bylaws of the Company as amended, (ii) any agreement, contract, lease, license or instrument to which the Company is a party or by which the Company or any of its properties or assets are bound or (iii) any judgment, decree, order, or writ by which the Company is bound or to which it or any of its properties or assets are subject.

            5.13 Consent. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated herein, except for (a) such filings as may be required under federal and applicable state securities laws, and (b) such other consents, approvals, orders, authorizations, registrations, declarations and filings which if not obtained or made would not have a material adverse effect on the Company. No consent, waiver or approval of third parties material to the business or operations of the Company is required to be obtained by the Company in connection with the execution and delivery of this Agreement and the performance of the Company's obligations hereunder.

            5.14 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, except as set forth on Schedule 5.14 attached hereto. The Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated herein, except as set forth on Schedule 5.14 attached hereto.

            5.15 Intercompany and Affiliate Transactions. There are no material transactions, agreements or arrangements of any kind, direct or indirect, between the Company and any director, officer, employee, stockholder, or affiliate of the Company, except as set forth on Schedule 5.15.

            5.16 Indebtedness. Schedule 5.16 lists each person or entity that owns any direct or indirect debt interest (other than accounts payable incurred in the ordinary course of the Company's business) in the Company (including, without limitation, any indebtedness for borrowed money, whether or not evidenced by a note or other written instrument) and a description of each such debt interest.

            5.17 Minutes Books and Stock Records. The Company has made available to Global true, complete and correct copies of the minute books of the Company, containing all records required to be set forth of all proceedings, consents, actions, and meetings of its stockholders and the Board of Directors.

            5.18 Accuracy of Information. None of the representations or warranties or information provided and to be provided by the Company to Global in this Agreement, or any schedules or exhibits hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements and facts contained herein or therein not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to Global pursuant hereto were or will be complete and accurate records of such documents.

            5.19 Shares to be Issued. The Company Shares to be issued to the Global Stockholders, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Additional Shares and the Warrants, as such terms are defined in Sections 6.2(a) and 6.2(b) hereof, respectively, issued by the Company to certain private investors immediately prior to the Closing and the shares of Common Stock issuable upon the exercise of such Warrants (the "Underlying Shares") have been duly authorized. When the Underlying Shares have been duly delivered and paid for pursuant to the terms of the Warrants, such shares will be validly issued, fully paid and non-assessable. A sufficient number of authorized but unissued shares of Common Stock will, as of the Closing, have been reserved for issuance upon exercise of the Warrants.

         6. CERTAIN UNDERSTANDINGS AND AGREEMENTS OF THE PARTIES

            6.1 Access to Information.

                (a) Global shall afford to the Company and shall cause its independent accountants to afford to the Company, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of Global's properties, books, contracts, commitments and records and to the audit work papers and other records of Global's independent accountants. During such period, Global shall use reasonable efforts to furnish promptly to the Company all information concerning the business, properties and personnel of Global as the Company may reasonably request, provided that Global shall not be required to disclose any information which it is legally required to keep confidential. The Company will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and the Company will cause its consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason the Company shall promptly return, or cause to be returned, to Global all documents obtained from Global, and any copies made of such documents, extracts and copies thereof.

                (b) The Company shall afford to Global and shall cause its independent accountants to afford to Global, and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all of the Company's properties, books, contracts, commitments and records and to the audit work papers and other records of the Company's independent accountants. During such period, the Company shall use reasonable efforts to furnish promptly to Global such information concerning the Company as Global may reasonably request, provided that the Company shall not be required to disclose any information which it is legally required to keep confidential. Global will not use such information for purposes other than this Agreement and will otherwise hold such information in confidence (and Global will cause Global's consultants and advisors also to hold such information in confidence) until such time as such information otherwise becomes publicly available, and in the event of termination of this Agreement for any reason Global shall promptly return, or cause to be returned, to the Company all documents obtained from the Company, and any copies made of such documents, extracts and copies thereof.

            6.2 Additional Capital.

                (a) The Company shall use commercially reasonable efforts to raise additional capital in the amount of Two Hundred Thousand Dollars U.S. ($200,000 U.S.) on or prior to the Closing from the sale of 100,000 shares of the Company's Common Stock (the "Additional Shares") sold in a private offering to a limited group of investors in accordance with the terms set forth on
Schedule 6.2(a) hereto.

                (b) The Company shall issue common stock purchase warrants in the form attached hereto as Exhibit D (the "Warrants") to a limited group of investors to purchase up to 400,000 shares of the Company's Common Stock at a price of Two Dollars U.S. ($2.00 U.S.) per share or an aggregate purchase price of up to Eight Hundred Thousand Dollars U.S. ($800,000) U.S.

            6.3 Escrow Agent. The Company and Global shall mutually select and appoint a person or entity to serve as escrow agent (the "Escrow Agent") pursuant to and in accordance with the terms and conditions of the Escrow Agreement.

            6.4 Securities Law Matters. The Company Shares and the Escrowed Shares shall be issued and sold without registration or qualification under the Securities Act of 1933, as amended, (the "Act") or any state securities or "Blue Sky" laws, on the ground that the issuance and sale of the Company Shares and the Escrowed Shares is exempt from registration and qualification under Rule 506 of Regulation D and Section 18 of the Act. Accordingly, the Company Shares and the Escrowed Shares may not be resold by the holders thereof without registration under the Act unless a further exemption from the registration requirements of the Act is available for such resale. All certificates representing the Company Shares and the Escrowed Shares shall bear the following legend or a legend of similar import:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSFER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN OPINION OF COUNSEL THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

         7. CONDITIONS PRECEDENT

            7.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing of the following conditions unless waived by such party:

                (a) Government Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

                (b) Third-Party Approvals. Any and all consents or approvals required from third parties relating to contracts, licenses, leases and other instruments, material to the respective businesses of the Company and Global, shall have been obtained.

                (c) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of the Company's Board of Directors, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                (d) Additional Capital. At or prior to the Closing, the Company shall have received $200,000 U.S. from the sale of the Additional Shares in accordance with the terms of Section 6.2(a) of this Agreement.

                (e) Warrants. At or prior to the Closing, the Company shall have issued Warrants to purchase up to 400,000 shares of the Company's Common Stock at a price of Two Dollars U.S. ($2.00 U.S.) or an aggregate purchase price of up to $800,000 U.S.

                (f) Redemption of Company Stock. At or prior to the Closing, the Company shall have (i) redeemed 7,000,000 shares of its Common Stock in compliance with applicable provisions of the Nevada General Corporation Law, and
(ii) delivered to the Company's transfer agent stock certificates representing 7,000,000 shares of its Common Stock together with written instructions to cancel all of such shares signed by a duly authorized officer and a copy of resolutions duly adopted by the Company's Board of Directors authorizing the redemption and cancellation of such shares.

                (g) Amendment to the Company's Articles of Incorporation. At or prior to the Closing, the Company shall have amended its Articles of Incorporation in compliance with applicable provisions of the Nevada General Corporation Law to increase its authorized Common Shares to 50,000,000.

                (h) Lock-Up Agreement. At or prior to the Closing, the Company's stockholders shall have executed and delivered a Lock-Up Agreement in the form attached hereto as Exhibit E with respect to 300,000 shares of the Company's Common Stock outstanding immediately prior to the Closing.

            7.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, unless waived by the Company:

                (a) Representations and Warranties of Global Stockholders. The representations and warranties of the Global Stockholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

                (b) Representations and Warranties of Global. The representations and warranties of Global set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the chief executive officer of Global.

                (c) Performance of Obligations of Global. Global shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the chief executive officer of Global.

                (d) Additional Closing Documents. The Company shall have received the following documents and instruments:

                    (1) Certified resolutions of the Board of Directors of Global authorizing the execution and delivery of this Agreement and the performance by Global of its obligations hereunder;

                    (2) A certificate of good standing of Global from the New York Secretary of State dated as of the most recent practicable date;

                    (3) An Escrow Agreement in the form of Exhibit B attached to this Agreement duly executed by Global and the Escrow Agent; and

                    (4) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by the Company.

                (e) Due Diligence. Company shall be satisfied with the results of its due diligence review of the business, operations, properties, assets, financial condition and prospects of Global.

            7.3 Conditions to Obligations of Global and the Global Stockholders. The obligations of Global and the Global Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Global and the Global Stockholders:
D
                (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this

Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement, and Global shall have received a certificate to such effect signed by the chief executive officer of the Company.

                (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and Global shall have received a certificate to such effect signed by the chief executive officer of the Company.

                (c) Resignations. Global shall have received written resignations of the officers and directors of the Company as of the Closing Date in form satisfactory to Global.

                (d) Election of Directors and Officers. The Board of Directors of the Company shall have elected persons nominated by the management of Global to serve as directors and officers of the Company effective as of the Closing Date.

                (e) Additional Closing Documents. Global and the Global Stockholders shall have received the following documents and instruments:

                    (1) Certified resolutions of the Company's Board of Directors (a) authorizing the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, and (b) electing the persons designated by Global as officers and directors of the Company effective as of the Closing Date;

                    (2) A certificate of good standing of the Company from the Secretary of State of Nevada dated as of the most recent practicable date;

                    (3) A list of the Company's stockholders as of the most recent practicable date certified by the Company's transfer agent;

                    (4) An Escrow Agreement in the form of Exhibit B attached to this Agreement duly executed by the Company and the Escrow Agent; and

                    (5) Such other documents and instruments as are required to be delivered pursuant to the provisions of this Agreement or otherwise reasonably requested by Global.

                (f) Due Diligence. Global and the Global Stockholders shall be satisfied with the results of its due diligence review of the business, operations, properties, assets, financial condition and prospects of the Company.

         8. SURVIVAL; INDEMNIFICATION

            8.1 Survival. The representations and warranties made in this Agreement or in any exhibit, schedule or certificate shall survive any investigation made by any party hereto and the Closing of the transactions contemplated hereby until the first anniversary of the Closing Date. As to any matter or claim which is based upon fraud by the indemnifying party, the representations and warranties set forth in this Agreement shall expire only upon expiration of the applicable statute of limitations. No party will be liable to another under any warranty or representation after the expiration of such warranty or representation; provided however, if a claim or notice is given under this Article 8 with respect to any representation or warranty prior to the expiration date, such claim may be pursued to resolution notwithstanding expiration of the representation or warranty under which the claim was brought. Any investigations made by or on behalf of any of the parties prior to the date hereof shall not affect any of the parties' obligations hereunder. Completion of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of any of the parties.

            8.2 Indemnification by the Global Stockholders. The Global Stockholders, and their successors and assigns shall jointly and severally indemnify, defend, reimburse and hold harmless the Company and its successors and assigns, and the officers, directors, employees and agents of any of them, from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions ("Losses"), reasonably incurred by any such indemnitee, arising out of or in connection with any of the following:

                (a) any untruth, inaccuracy or material omission of any representation or warranty made by Global or the Global Stockholders in this Agreement; and

                (b) the breach of any covenant, agreement or obligation of Global or the Global Stockholders contained in this Agreement.

            8.3 Indemnification by the Company. The Company and its successors and assigns shall indemnify, defend, reimburse and hold harmless the Global Stockholders and their successors and assigns from and against any and all Losses incurred by any such Global Stockholders arising out of or in connection with any of the following:

                (a) any untruth, inaccuracy or material omission of any representation or warranty made by the Company in this Agreement; and

                (b) the breach of any covenant, agreement or obligation of the Company contained in this Agreement.

            8.4 Indemnification Procedure.

                (a) Whenever any claim shall arise for indemnification hereunder (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly give written notice to the party obligated to provide indemnity (the "Indemnitor") with respect to the Claim after the receipt by the Indemnitee of reliable information of the facts constituting the basis for the Claim; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby.

                (b) Upon receipt of written notice from the Indemnitee of a Claim, the Indemnitor shall provide counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose; provided, however, that the Indemnitee may (but shall not be obligated to) participate in any such investigation, trial, defense and any appeal arising in connection with the Claim. If the Indemnitee's participation in any such investigation, trial, defense and any appeal arising from such Claim relates to a legal position or defense that varies materially from the legal positions or defenses pursued by the Indemnitor, and if the Indemnitee reasonably believes that the Indemnitee's interests will be adversely and materially affected if such legal position or defense is not pursued, the Indemnitor shall bear the expense of the Indemnitee's separate participation, including all fees, costs and expenses of one separate counsel for the Indemnitee (or multiple Indemnitees). If the Indemnitee elects to so participate, the Indemnitor shall cooperate with the Indemnitee, and the Indemnitor shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that is relevant to the defense of such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitee and its counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder. The Indemnitor shall have the right to elect to settle any claim for monetary damages only without the Indemnitee's consent, if the settlement includes a complete release of the Indemnitee. If the settlement does not include such a release, it will be subject to the consent of the Indemnitee, which will not be unreasonably withheld. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior written consent, which will not be unreasonably withheld. If the subject of any Claim results in a judgment or settlement, the Indemnitor shall promptly pay such judgment or settlement.

                (c) If the Indemnitor fails to assume the defense of the subject of any Claim in accordance with the terms of Section 8.4(b), if the Indemnitor fails diligently to prosecute such defense, or if the Indemnitor has, in the Indemnitee's good faith judgment, a conflict of interest, the Indemnitee may defend against the subject of the Claim, at the Indemnitor's sole cost, risk and expense, in such manner and on such terms as the Indemnitee deems appropriate, including, without limitation, settling the subject of the Claim after giving reasonable notice to the Indemnitor. If the Indemnitee defends the subject of a Claim in accordance with this Section, the Indemnitor shall cooperate with the Indemnitee and its counsel, at the Indemnitor's sole cost, risk and expense, in all reasonable respects, and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defense. The Indemnitee shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

                (d) The obligation of the Indemnitor to indemnify the Indemnitee against Losses arising under this Agreement shall be in addition to any other obligations the Indemnitor might otherwise have and any other rights the Indemnitee might otherwise have.

            8.5 Payment. All payments owing under this Article 8 will be made promptly as indemnifiable Losses are incurred. If the Indemnitee defends the subject matter of any Claim in accordance with Section 8.4(c) or proceeds with separate counsel in accordance with Section 8.4(b), the expenses (including attorneys' fees) incurred by the Indemnitee shall be paid by the Indemnitor in advance of the final disposition of such matter as incurred by the Indemnitee, if the Indemnitee undertakes in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement or applicable law.

         9. PAYMENT OF EXPENSES

            The Stockholders of the Company immediately prior to the Closing and the Global Stockholders shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal and accounting fees).

         10. TERMINATION

             10.1 This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of the Company, Global and the Global Stockholders;

                  (b) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by Global or the Global Stockholders;

                  (c) by Global and the Global Stockholders if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Company;

                  (d) by the Company if any condition to the Company's obligation to consummate the transactions contemplated by this Agreement has not been satisfied or waived by the Company;

                  (e) by Global and the Global Stockholders if any condition to the obligations of Global and the Global Stockholders to consummate the transactions contemplated by this Agreement has not been satisfied or waived by Global and the Global Stockholders;

                  (f) by Global and the Global Stockholders if the Company has failed to receive $200,000 U.S. of capital from the sale of the Additional Shares by August 10, 1999;

                  (g) by the Company or Global and the Global Stockholders, in the event the Closing has not occurred on or prior to the close of business on August 10, 1999 or such later date as the parties hereto may agree in writing (unless such event has been caused by the breach of this Agreement by the party seeking such termination).

             10.2 Effect of Termination. Termination of this Agreement in accordance with Section 10.1 may be effected by written notice from either the Company or Global and the Global Stockholders, as appropriate, specifying the reasons for termination and shall not subject the terminating party to any liability for any valid termination.

         11. MISCELLANEOUS

             11.1 Tax Treatment. The transaction contemplated herein is intended to qualify as a "tax-free" reorganization under the provisions of Section 368 of the Internal Revenue Code. Global, the Global Stockholders and the Company acknowledge, however, that they each have been advised to consult with their own tax advisors in connection with this transaction; that no party hereto has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Internal Revenue Code of 1986, as amended.

             11.2 Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

             11.3 Payment of Fees and Expenses. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

             11.4 Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

             11.5 Entire Agreement; Amendments. This Agreement, including the Schedules, Exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

             11.6 Headings, Etc. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             11.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

             11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of laws principles.

             11.10 Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

         If to Global:                      Global Network, Inc.
                                            575 Madison Ave., 10th Floor
                                            New York, New York 10022

         If to the Global Stockholders:     At the addresses set forth below
                                            their names on the signature page
                                            of this Agreement or on
                                            Exhibit A hereto

        If to the Company:                  3172 North Rainbow Blvd.
                                            Suite 307
                                            Las Vegas, NV 89108

             11.11 Delivery by Facsimile Transmission. Delivery of an executed counterpart of this Agreement or any exhibit attached hereto by telefacsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any exhibit attached hereto by telefacsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Agreement or such exhibit.

         12. APPOINTMENT OF AGENT

             The Global Stockholders hereby irrevocably constitute and appoint James C. Mason as their true and lawful attorney (the "Agent") with full right and power in their names and stead to take any and all action by and on behalf of them necessary or desirable to consummate the transactions contemplated by this Agreement, including without limitation, the right and power to receive certificates representing the Company Shares on behalf of each of the Global Stockholders, to receive certificates representing the Escrowed Shares and deliver them to the Escrow Agent on behalf of the Global Stockholders, to deliver to the Company the certificates representing the Global Shares, to waive performance of any of the obligations of the Company or waive compliance by the Company with any of its covenants hereunder, to deliver the investment letters of the Global Stockholders referred to in Section 3.3 hereof, and to amend or terminate this Agreement as herein provided. Any such action taken by the Agent on behalf of a Global Stockholder shall be binding upon such Global Stockholder. The Company shall not have any responsibility to the Global Stockholders or any of them for the distribution by the Agent of the certificates representing the Company Shares to be delivered to the Global Stockholders or for the delivery to the Escrow Agent of the certificates representing the Escrowed Shares, nor shall the Company be liable in any manner whatsoever to the Global Stockholders or any of them by or on account of any act or omission of the Agent.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

                                            Bargain Brokers, Inc.,
                                            a Nevada corporation

                                            By: /s/ Charles Powell
                                            Its: President

                                            Global Network, Inc.,
                                            a New York corporation

                                            By: James C. Mason
                                            Its: President








           [Signatures of Global Stockholders continued on next page]

                               GLOBAL STOCKHOLDERS
                                 SIGNATURE PAGE



/s/ James C. Mason
James C. Mason

/s/ John F. Grant
John F. Grant

/s/ Arnold R. Behrman
Arnold R. Behrman

/s/ Donald Radcliffe
Donald Radcliffe

/s/ Dennis Stillwell
Dennis Stillwell

                                    Exhibit A
                                       to

                            Reorganization Agreement



                                                              NUMBER OF COMPANY SHARES TO BE RECEIVED
 NAME AND ADDRESS OF           NUMBER OF GLOBAL       -------------------------------------------------------------
  GLOBAL STOCKHOLDER             SHARES OWNED         INITIAL SHARES          EARNOUT SHARES         PENALTY SHARES
--------------------           ----------------       --------------          --------------         --------------
James C. Mason                         49               1,470,000               2,940,000               2,980,711


John F. Grant                          49               1,470,000               2,940,000               2,980,711


Arnold R. Behrman                      37               1,110,000               2,220,000               2,250,741


James C. Mason                         40               1,200,000               2,400,000               2,433,233


Donald Radcliffe                       15                 450,000                 900,000                 912,463


Dennis Stillwell                       10                 300,000                 600,000                 608,308